EXHIBIT 23.5

CONSENT – RESOURCE DEVELOPMENT ASSOCIATES INC.

In connection with the International Tower Hill Mines Ltd. Annual Report on Form 10-K for the year ended December 31, 2021 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”), the undersigned consents to:

(i)

the filing and use of Chapters 4, 5, 6 ,7 ,8, 9, 11 and 20, and the relevant portions of Chapters 1, 22, 23, 24 and 25 of the technical report summary titled “Pre-feasibility Study of the Livengood Gold Project, Alaska, USA” (the “TRS”), with an effective date of October 29, 2021, as an exhibit to and referenced in the Form 10-K;

(ii)

the incorporation by reference of Chapters 4, 5, 6 ,7 ,8, 9, 11 and 20, and the relevant portions of Chapters 1, 22, 23, 24 and 25 of the TRS in the Registration Statements of International Tower Hill Mines Ltd. on Form S-3 (No. 333-240276) and Form S-8 (Nos. 333-174617, 333-158533, and 333-141353) (the “Registration Statements”);

(iii)

the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with Chapters 4, 5, 6 ,7 ,8, 9, 11 and 20, and the relevant portions of Chapters 1, 22, 23, 24 and 25 of the TRS, Form 10-K and the Registration Statements; and

(iv)

any extracts or summaries of Chapters 4, 5, 6 ,7 ,8, 9, 11 and 20, and the relevant portions of Chapters 1, 22, 23, 24 and 25 of the TRS included or incorporated by reference in the Form 10-K and the Registration Statements, and the use of any information derived, summarized, quoted or referenced from the Chapters 4, 5, 6 ,7 ,8, 9, 11 and 20, and the relevant portions of Chapters 1, 22, 23, 24 and 25 of the TRS, or portions thereof, that were prepared by us, that we supervised the preparation of, and/or that were reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

Dated: February 23, 2022

By: /s/ Signed “Resource Development Associates Inc.”

Name: Resource Development Associates Inc.